Exhibit 10.1

FIRST AMENDMENT TO THE BENEFICIENT 2023 LONG-TERM INCENTIVE PLAN

This FIRST Amendment to the BENEFICIENT 2023 LONG-TERM INCENTIVE PLAN (this “Amendment”), effective as of March 27, 2026, is made and entered into by Beneficient, a Nevada corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Beneficient 2023 Long-Term Incentive Plan (the “Plan”).

RECITALS

Whereas, pursuant to Article 9 of the Plan, the Board of Directors of the Company (the “Board”) may amend the Plan at any time and from time to time, subject to approval of the Company’s stockholders in accordance with Article 9 of the Plan;

Whereas, the Board desires to amend the Plan to (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan, as set forth in Article 5 of the Plan, by an additional 1,000,000 shares of Common Stock, for an aggregate maximum total of 1,000,000 plus 15% of the total number of shares outstanding or issuable upon the conversion or exchange of outstanding securities of the Company or its subsidiaries, and (ii) provide for the automatic adjustment, on the first trading date of each calendar quarter, of the number of shares of Common Stock remaining for grant under the Plan by the amount necessary such that the total number of shares of Common Stock that may be issued under the Plan equals the lesser of (x) 200,000,000 shares of Common Stock (after giving effect to any stock splits occurring prior to January 1, 2026), and (y) 1,000,000 plus 15% of the total number of shares of Common Stock outstanding; and

Whereas, the Board intends to submit this Amendment to the Company’s stockholders for their approval.

NOW, THEREFORE, in accordance with Article 9 of the Plan, the Company hereby amends the Plan as follows:

1. Section 5.1 of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 5.1:

5.1 Number Available for Awards. Subject to adjustment as provided in Articles 11 and 12, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is 1,000,000 shares of Common Stock plus fifteen percent (15%) of the total number of shares of Common Stock outstanding or issuable upon the conversion or exchange of outstanding securities of the Company or its Subsidiaries, determined as of the Effective Date (the “Authorized Shares”), of which one hundred percent (100%) may be delivered pursuant to Incentive Stock Options (the “ISO Limit”). Notwithstanding the foregoing, on the first trading date of each calendar quarter (the “Adjustment Date”), the number of Authorized Shares for grant under the Plan shall be increased by the amount necessary so that the total number of shares of Common Stock that may be issued under the Plan shall equal the lesser of (i) 200,000,000 shares of Common Stock (after giving effect to any stock splits occurring prior to January 1, 2026), and (ii) 1,000,000 shares of Common Stock plus fifteen percent (15%) of the total number of shares of Common Stock outstanding or issuable upon the conversion or exchange of outstanding securities of the Company or its Subsidiaries, determined as of the Adjustment Date; provided, however, that no such adjustment shall have any effect on, or otherwise change the ISO Limit, except for any adjustments permitted in Articles 11 and 12 below. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

2. This Amendment shall be effective on the date first set forth above. In the event stockholder approval of this Amendment is not obtained within twelve (12) months of the date the Board approved this Amendment, the additional shares added to the Plan pursuant to this Amendment shall not be available for grant as Incentive Stock Options.

3. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

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2

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

BENEFICIENT

By:	/s/ David B. Rost
Name:	David B. Rost
Title:	General Counsel